SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934


             Date of Report: November 16, 2001




                  ALPHA HOSPITALITY CORPORATION

        (Exact Name of Registrant as Specified in Charter)





           Delaware                 1-12522                13-3714474

(State or other jurisdiction  (Commission File No.)    (IRS Employer
     of incorporation)                                  Identification No.)








  12 East 49th Street, 24th Floor, New York, New York             10017

  (Address of Principal Executive Offices)                      (Zip Code)



  Registrant's telephone number, including area code: (212) 750-3500

  Item 5.   Other Events


       The Company's Ella Star Casino has experienced a dramatic decrease in passenger levels from those previous to September 11, 2001 terrorist attacks on the World Trade Center and Pentagon, which decrease was further exacerbated by the crash of American
Airlines flight 587 out of New York's John F. Kennedy airport on Monday, November 12, 2001. Management of the Company believes that such conditions may extend into and possibly through the upcoming high tourism season. As a consequence of this assessment, on November 14, 2001, the Company decided to temporarily suspend operations of the Ella Star Casino. This action will allow the Company to review options concerning the future operation of the facility. These options may include the reopening of the facility if the travel and hospitality industries begin an upswing or the possibility of divesting its interest in the operation. Additionally, the Company is also reviewing all costs associated with this action.

  SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


  Dated: November 16, 2001              ALPHA HOSPITALITY CORPORATION
                                               (Registrant)


                                     By: /s/ Robert Steenhuisen
                                             Robert Steenhuisen
                                             Chief Accounting Officer